SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	January 25, 2006

M-WAVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-45449	36-3809819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Industrial Drive, West Chicago, Illinois	60185
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(630)562-5550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

On January 25, 2006, we entered into an Agreement with Mercator Momentum Fund III, amending the Loan Document Purchase Agreements it acquired from Silicon Valley Bank on November 9, 2005. Provisions of this amendment include elimination of certain loan stipulations originally between the Company and Silicon Valley Bank, including financial covenants that existed under the original agreement. As part of this amendment, all previous defaults that had existed under the original agreement were waived.

The principal amount due was amended from the entire balance to interest only that had accrued between November 9 and December 31, 2005. Future interest will accrue at a rate equal to the prime rate plus 2% per annum. The maturity date on this obligation is June 28, 2006.

This agreement provides the Company additional credit not to exceed $974,000. Draws on this additional credit must be submitted and approved prior to funding. Interest and maturity date on the new financing is identical to the terms on the principal amounts covered by this amendment.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description

10.1	First Amendment to Loan Security Agreements, dated January 25, 2006, between M-Wave, Inc. and Mercator Momentum Fund, III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed by the undersigned, thereunto duly authorized.

M-WAVE, INC.
(Registrant)

By	/s/ Jim Mayer
Jim Mayer
Interim Chief Executive Officer
Dated: February 2, 2006